Exhibit 99.1

Endurance International Group Reports 2016 Third Quarter Results

•	Revenue of $291.2 million
•	Net loss of $(29.8) million
•	Adjusted EBITDA of $85.2 million
•	Cash flow from operations of $36.2 million
•	Free cash flow of $26.4 million
•	Total subscribers on platform were approximately 5.439 million at quarter end

BURLINGTON, MA (November 1, 2016) — Endurance International Group Holdings, Inc. (NASDAQ: EIGI), a leading provider of cloud-based platform solutions designed to help small and medium-sized businesses succeed online, today reported financial results for its third quarter ended September 30, 2016.

“We are pleased by the strong financial performance of our business in the third quarter. We generated strong free cash flow, even as we continued the process of rebalancing our marketing spend across the portfolio and focusing on our strongest brands,” commented Hari Ravichandran, chief executive officer and founder of Endurance International Group. “We continue to execute toward our long-term vision of providing a fully integrated suite of solutions for small businesses. Our near-term efforts across the business continue, and we remain focused on our previously set targets for fiscal 2016.”

Third Quarter 2016 Financial Highlights

•	Revenue for the third quarter of 2016 was $291.2 million, an increase of 54 percent compared to $188.5 million in the third quarter of 2015. Revenue for the quarter includes a contribution of $95.9 million from Constant Contact.
•	Net loss for the third quarter was $(29.8) million compared to net loss of $(15.4) million for the third quarter of 2015.
•	Net loss attributable to Endurance International Group Holdings, Inc. for the third quarter was $(31.7) million, or $(0.24) per diluted share, compared to net loss of $(15.4) million, or $(0.12) per diluted share, for the third quarter of 2015.
•	Adjusted EBITDA for the third quarter was $85.2 million compared to $53.8 million in the third quarter of 2015.
•	Cash flow from operations for the third quarter was $36.2 million, a decrease of 4 percent compared to $37.6 million for the third quarter of 2015.

•	Free cash flow, defined as cash flow from operations less capital expenditures and capital lease obligations, for the third quarter was $26.4 million, a decrease of 5 percent compared to $27.9 million for the third quarter of 2015.

Third Quarter Operating Highlights

•	Total subscribers on platform at September 30, 2016 were approximately 5.439 million, as compared to approximately 5.480 million subscribers at June 30, 2016 and 4.482 million subscribers at September 30, 2015. See “Total Subscribers” below.
•	Average revenue per subscriber, or ARPS, for the third quarter was $17.78, compared to $14.16 for the same period a year ago. Excluding the impact of Constant Contact, ARPS for the third quarter was $13.25. See “Average Revenue Per Subscriber” below.

Fiscal 2016 Guidance

The company is providing the following guidance as of the date of this release, November 1, 2016. This guidance remains unchanged from the prior guidance issued on August 2, 2016. For the full year ending December 31, 2016, the company expects:

On a closing date basis*	Estimated GAAP Results (1)		Guidance (at Nov. 1, 2016)
Revenue			~$	1,090 million
Net loss(2)	~$	(70) million
Adjusted EBITDA			~$	270 million
Cash flow from operations(2)	~$	158 million
Capital expenditures (including capitalized leases)			~$	58 million
Free cash flow			~$	100 million

On a combined entity pro forma basis**	Estimated GAAP Results (1)		Guidance (at Nov. 1, 2016)
Revenue			~$	1,130 million
Net loss(2)	~$	(70) million
Adjusted EBITDA			~$	275 million

(1)	Estimated solely for purposes of providing a reconciliation of the Company’s non-GAAP guidance.
(2)	Please see reconciliation of estimated net loss to guidance for adjusted EBITDA and estimated cash flow from operations to guidance for free cash flow in the attached reconciliation tables for the period noted.

*Reflects inclusion of Constant Contact results starting on February 10, 2016, the day after the closing of the acquisition.

**Represents guidance for 2016 as if the acquisition of Constant Contact had occurred on January 1, 2016.

Adjusted EBITDA and free cash flow are non-GAAP financial measures. A reconciliation of these non-GAAP financial measures to their most comparable measure calculated in accordance with GAAP is provided in the financial statement tables included at the end of this press release.

Conference Call and Webcast Information

Endurance International Group’s third quarter 2016 financial results teleconference and webcast is scheduled to begin at 8:00 a.m. EDT on Tuesday, November 1, 2016. To participate on the live call, analysts and investors should dial (888) 734-0328 at least ten minutes prior to the call. Endurance International Group will also offer a live and archived webcast of the conference call, accessible from the Investor Relations section of the company’s website at http://ir.endurance.com.

Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, we use adjusted EBITDA and free cash flow, which are non-GAAP financial measures, to evaluate the operating and financial performance of our business, identify trends affecting our business, develop projections and make strategic business decisions. A non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flow that includes or excludes amounts that are included or excluded from the most directly comparable measure calculated and presented in accordance with GAAP.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and exclude expenses that may have a material impact on our reported financial results. For example, adjusted EBITDA excludes interest expense, which has been and will continue to be for the foreseeable future a significant recurring expense in our business. The presentation of non-GAAP financial information is not meant to be considered in isolation from, or as a substitute for, the most directly comparable financial measures prepared in accordance with GAAP. We urge you to review the additional information about adjusted EBITDA and free cash flow shown below, including the reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA is a non-GAAP financial measure that we calculate as net (loss) income, excluding the impact of interest expense (net), income tax expense (benefit), depreciation, amortization of other intangible assets, stock-based compensation, restructuring expenses, transaction expenses and charges, (gain) loss of unconsolidated entities, and impairment of other long-lived assets. We view adjusted EBITDA as a performance measure and believe it helps investors evaluate and compare our core operating performance from period to period.

Free Cash Flow, or FCF, is a non-GAAP financial measure that we calculate as cash flow from operations less capital expenditures and capital lease obligations. We believe that FCF provides investors with an indicator of our ability to generate positive cash flows after meeting our obligations with regard to capital expenditures (including capital lease obligations).

Key Operating Metrics

Total Subscribers—We define total subscribers as the approximate number of subscribers that, as of the end of a period, are identified as subscribing directly to our products on a paid basis, excluding accounts that access our solutions via resellers or that purchase only domain names from us. Subscribers of more than one brand, and subscribers with more than one distinct billing relationship or subscription with us, are counted as separate subscribers. Total subscribers for a period reflects adjustments to add or subtract subscribers as we integrate acquisitions and/or are otherwise able to identify subscribers that meet, or do not meet, this definition of total subscribers. In the third quarter of 2016, these adjustments had a net negative impact on our total subscriber count of approximately 4,800 subscribers.

Average Revenue Per Subscriber (ARPS)—We calculate ARPS as the amount of revenue we recognize in a period, including marketing development funds and other revenue not received from subscribers, divided by the average of the number of total subscribers at the beginning of the period and at the end of the period, which we refer to as average subscribers for the period. See definition of “Total Subscribers” above. We believe ARPS is an indicator of our ability to optimize our mix of products and services and pricing and sell products and services to new and existing subscribers. As we on-board new subscribers, we typically on-board them at introductory prices, which negatively impacts ARPS. Furthermore, ARPS can be impacted by our acquisitions due to acquisition-related purchase accounting charges and because the acquired subscribers may have higher or lower than average ARPS, and by adjustments to our total subscribers figure as described above. ARPS does not represent an exact measure of the average amount a subscriber spends with us each month, since our calculation of ARPS is impacted by revenues generated by non-subscribers.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our financial guidance for fiscal year 2016 and our expected financial and operational performance in general. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, and statements identified by words such as “expects,” “believes,” “estimates,” “will,” “may”, “continue”, “confident,” and variations of such words or words of similar meaning and the use of future dates. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that these plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: the possibility that we will encounter challenges in balancing our marketing spend across our portfolio to focus on our strongest brands; that our core web presence business will perform below our expectations; that we will continue to experience negative, flat or low subscriber growth; an adverse impact on our business from our substantial indebtedness and the cost of servicing our debt; an adverse impact on our business from litigation or regulatory proceedings; the rate of growth of the Small and Medium Business (“SMB”) market for our solutions; our inability to maintain a high level of subscriber satisfaction; our inability to increase sales to our existing subscribers, or retain our existing subscribers; system or Internet failures; our inability to maintain or improve our competitive position or market share; and other risks set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the period ended June 30, 2016 filed with the SEC on August 8, 2016 and other reports we file with the SEC.

We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

About Endurance International Group

Endurance International Group (NASDAQ: EIGI) (em)Powers millions of small businesses worldwide with products and technology to vitalize their online web presence, email marketing, mobile business solutions, and more. The Endurance family of brands includes: Constant Contact, Bluehost, HostGator, Domain.com, BigRock, SiteBuilder and Impress.ly, among others. Headquartered in Burlington, Massachusetts, Endurance employs more than 3,800 people across the United States, Brazil, India and the United Kingdom. For more information, visit: www.endurance.com.

Endurance International Group and the compass logo are trademarks of The Endurance International Group, Inc. Constant Contact, the Constant Contact logo and other brand names of Endurance International Group are trademarks of The Endurance International Group, Inc. or its subsidiaries.

Investor Contact:

Lynn Harrison

Endurance International Group

(781) 852-3450

ir@endurance.com

Press Contact:

Lark-Marie Antón

Endurance International Group

(781) 852-3212

press@endurance.com

Endurance International Group Holdings, Inc.

Consolidated Balance Sheets

(unaudited)

(in thousands, except share and per share amounts)

	December 31, 2015	September 30, 2016
Assets
Current assets:
Cash and cash equivalents	$33,030	$63,148
Restricted cash	1,048	3,483
Accounts receivable	12,040	11,193
Prepaid domain name registry fees	55,793	55,444
Prepaid expenses and other current assets	15,675	32,274

Total current assets	117,586	165,542
Property and equipment—net	75,762	97,093
Goodwill	1,207,255	1,859,671
Other intangible assets—net	359,786	650,770
Deferred financing costs	—	5,345
Investments	27,905	20,710
Prepaid domain name registry fees, net of current portion	9,884	10,114
Other assets	4,322	4,428

Total assets	$1,802,500	$2,813,673

Liabilities, redeemable non-controlling interest and stockholders’ equity
Current liabilities:
Accounts payable	$12,280	$13,977
Accrued expenses	50,869	81,815
Deferred revenue	285,945	356,747
Current portion of notes payable	77,500	69,200
Current portion of capital lease obligations	5,866	7,108
Deferred consideration—short term	51,488	13,153
Other current liabilities	3,973	3,507

Total current liabilities	487,921	545,507
Long-term deferred revenue	79,682	91,855
Notes payable—long term, net of original issue discounts of $0 and $26,707, and deferred financing costs of $990 and $44,681, respectively	1,014,885	1,961,512
Capital lease obligations—long term	7,215	2,082
Deferred tax liability	28,786	31,081
Deferred consideration—long term	813	7,324
Other liabilities	3,524	9,892

Total liabilities	1,622,826	2,649,253

Redeemable non-controlling interest	—	14,129
Commitments and contingencies
Stockholders’ equity:
Preferred Stock—par value $0.0001; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock—par value $0.0001; 500,000,000 shares authorized; 132,024,558 and 133,786,885 shares issued at December 31, 2015 and September 30, 2016, respectively; 131,938,485 and 133,786,885 outstanding at December 31, 2015 and September 30, 2016, respectively	14	14
Additional paid-in capital	848,740	858,195
Accumulated other comprehensive loss	(1,718)	(2,589)
Accumulated deficit	(667,362)	(705,329)

Total stockholders’ equity	179,674	150,291

Total liabilities, redeemable non-controlling interest and stockholders’ equity	$1,802,500	$2,813,673

Endurance International Group Holdings, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2016	2015	2016
Revenue	$188,523	$291,193	$548,272	$819,019
Cost of revenue	110,773	149,427	316,684	438,980

Gross profit	77,750	141,766	231,588	380,039

Operating expense:
Sales and marketing	37,523	75,341	109,791	234,944
Engineering and development	7,902	23,988	19,906	67,930
General and administrative	21,751	33,399	58,429	108,508
Transaction expenses	1,461	159	4,602	32,257

Total operating expense	68,637	132,887	192,728	443,639

Income (loss) from operations	9,113	8,879	38,860	(63,600)

Other income (expense):
Other income (loss)	—	(4,845)	5,440	6,565
Interest income	107	162	316	438
Interest expense	(14,624)	(41,208)	(42,956)	(112,573)

Total other expense—net	(14,517)	(45,891)	(37,200)	(105,570)

Income (loss) before income taxes and equity earnings of unconsolidated entities	(5,404)	(37,012)	1,660	(169,170)
Income tax expense (benefit)	5,397	(7,387)	9,082	(121,220)

Loss before equity earnings of unconsolidated entities	(10,801)	(29,625)	(7,422)	(47,950)
Equity loss of unconsolidated entities, net of tax	4,550	173	9,116	1,197

Net loss	(15,351)	(29,798)	(16,538)	(49,147)

Net loss attributable to non-controlling interest	—	(1,206)	—	(14,326)
Excess accretion of non-controlling interest	—	3,145	—	3,145

Total net income (loss) attributable to non-controlling interest	—	1,939	—	(11,181)

Net loss attributable to Endurance International Group Holdings, Inc.	$(15,351)	$(31,737)	$(16,538)	$(37,966)

Comprehensive income (loss):
Foreign currency translation adjustments	(836)	112	(1,358)	994
Unrealized gain (loss) on cash flow hedge, net of taxes of $0 and ($65), and $0 and ($889) for the three and nine months ended September 30, 2015 and 2016, respectively	—	72	—	(1,866)

Total comprehensive loss	$(16,187)	$(31,553)	$(17,896)	$(38,838)

Basic and Diluted net loss per share attributable to Endurance International Group Holdings, Inc.	$(0.12)	$(0.24)	$(0.13)	$(0.29)

Weighted-average common shares used in computing net loss per share attributable to Endurance International Group Holdings, Inc.:
Basic and Diluted	131,398,446	133,550,168	131,195,109	133,038,542

Endurance International Group Holdings, Inc.

Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2016	2015	2016
Cash flows from operating activities:
Net loss	$(15,351)	$(29,798)	$(16,538)	$(49,147)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property and equipment	8,554	17,010	24,649	46,942
Amortization of other intangible assets	23,758	37,982	67,191	105,679
Impairment of long lived assets	—	—	—	8,285
Amortization of deferred financing costs	21	1,760	62	4,322
Amortization of net present value of deferred consideration	207	844	488	2,426
Dividend from minority interest	—	—	—	50
Amortization of original issue discounts	—	844	—	2,116
Stock-based compensation	9,762	14,806	20,272	48,218
Deferred tax expense (benefit)	3,660	(7,085)	5,621	(124,547)
(Gain) loss on sale of assets	(191)	57	(155)	(168)
(Gain) loss from unconsolidated entities	—	4,845	(5,440)	(6,565)
Loss of unconsolidated entities	4,550	173	9,116	1,197
(Gain) loss from change in deferred consideration	—	(54)	1,083	(33)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(1,935)	(170)	(1,742)	1,376
Prepaid expenses and other current assets	(2,452)	5,680	(9,254)	(9,206)
Accounts payable and accrued expenses	359	(14,223)	9,257	12,294
Deferred revenue	6,640	3,518	29,204	58,565

Net cash provided by operating activities	37,582	36,189	133,814	101,804

Cash flows from investing activities:
Businesses acquired in purchase transactions, net of cash acquired	(44,298)	10,255	(73,212)	(889,634)
Cash paid for minority investment	(7,250)	—	(7,250)	(5,600)
Purchases of property and equipment	(8,756)	(8,356)	(23,267)	(29,317)
Proceeds from note receivable	—	—	3,454	—
Proceeds from sale of assets	220	(10)	284	242
Purchases of intangible assets	(36)	—	(44)	(27)
Deposits (withdrawals) of principal balances in restricted cash accounts	193	30	(109)	(738)

Net cash used in investing activities	(59,927)	1,919	(100,144)	(925,074)

Cash flows from financing activities:
Proceeds from issuance of term loan and notes, net of original issue discounts	—	—	—	1,056,178
Repayments of term loans	(2,625)	(8,925)	(7,875)	(42,775)
Proceeds from borrowing of revolver	71,000	33,500	109,000	49,500
Repayment of revolver	(36,000)	—	(89,000)	(83,000)
Payment of financing costs	—	(834)	—	(52,561)
Payment of deferred consideration	—	(42,373)	(10,591)	(43,080)
Payment of redeemable non-controlling interest liability	(10,181)	(33,425)	(30,543)	(33,425)
Principal payments on capital lease obligations	(954)	(1,476)	(2,827)	(4,372)
Capital investment from minority partner	—	1,776	—	2,776
Proceeds from exercise of stock options	495	976	1,147	2,304

Net cash (used in) provided by financing activities	21,735	(50,781)	(30,689)	851,545

Net effect of exchange rate on cash and cash equivalents	(761)	229	(1,198)	1,843

Net increase (decrease) in cash and cash equivalents	(1,371)	(12,444)	1,783	30,118
Cash and cash equivalents:
Beginning of period	$35,533	$75,592	$32,379	$33,030

End of period	$34,162	$63,148	$34,162	$63,148

Supplemental cash flow information:
Interest paid	$14,338	$47,010	$42,449	$91,181
Income taxes paid	$1,557	$951	$3,974	$3,399

GAAP to Non-GAAP reconciliation—Adjusted EBITDA

The following table presents a reconciliation of net loss calculated in accordance with GAAP to adjusted EBITDA (all data in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2016	2015	2016
Net loss attributable to Endurance International Group Holdings, Inc.	$(15,351)	$(31,737)	$(16,538)	$(37,966)
Total net income (loss) attributable to non-controlling interest	—	1,939	—	(11,181)

Net loss	$(15,351)	$(29,798)	$(16,538)	$(49,147)
Interest expense, net (including impact of amortization of deferred financing costs and original issuance discounts)	14,517	41,046	42,640	112,135
Income tax expense (benefit)	5,397	(7,387)	9,082	(121,220)
Depreciation	8,554	17,010	24,649	46,942
Amortization of other intangible assets	23,758	37,982	67,191	105,679
Stock-based compensation	9,762	14,806	20,272	48,218
Restructuring expenses	1,194	6,377	1,194	23,642
Transaction expenses and charges	1,461	159	4,602	32,257
(Gain) loss of unconsolidated entities (1)	4,550	5,018	3,676	(5,368)
Impairment of other long-lived assets	—	—	—	8,285

Adjusted EBITDA	$53,842	$85,213	$156,768	$201,423

(1)	The (gain) loss of unconsolidated entities is reported on a net basis for the three and nine months ended September 30, 2016. The three months ended September 30, 2016 includes a loss of $4.8 million on our investment in AppMachine. This loss was generated on July 27, 2016, when we increased our ownership stake in AppMachine from 40% to 100%, which required a revaluation of our existing investment to its implied fair value. The three months ended September 30, 2016 also includes a net loss of $0.2 million from our proportionate share of net losses from unconsolidated entities. The nine months ended September 30, 2016 includes an $11.4 million gain on our investment in WZ UK, Ltd. This gain was generated on January 6, 2016, when we increased our ownership stake in WZ UK from 49% to 57.5%, which required a revaluation of our existing investment to its implied fair value. This $11.4 million gain was partially offset by the loss on AppMachine previously mentioned in this paragraph and by our proportionate share of net losses from unconsolidated entities of $1.2 million.

GAAP to Non-GAAP reconciliation – Free Cash Flow

The following table reflects the reconciliation of cash flow from operations to free cash flow (“FCF”) (all data in thousands):

	Three Months Ended September 30,		Nine Months Ended September30,
	2015	2016	2015	2016
Cash flow from operations	$37,582	$36,189	$133,814	$101,804
Less:
Capital expenditures and capital lease obligations (1)	(9,710)	(9,832)	(26,094)	(33,689)

Free cash flow	$27,872	$26,357	$107,720	$68,115

(1)	Capital expenditures during the three and nine months ended September 30, 2015 includes $1.0 million and $2.8 million principal payments under a three year capital lease for software. Capital expenditures during the three and nine months ended September 30, 2016 includes $1.5 million and $4.4 million of principal payments under a two year capital lease for software. The remaining balance on the capital lease is $9.2 million as of September 30, 2016.

The following table presents the calculation of ARPS (all data in thousands, except ARPS data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2016	2015	2016
Revenue	$188,523	$291,193	$548,272	$819,019
Total subscribers	4,482	5,439	4,482	5,439
Average subscribers for the period	4,438	5,460	4,275	5,296
Average revenue per subscriber (ARPS)	$14.16	$17.78	$14.25	$17.18

Revenue attributable to Constant Contact	—	$95,918	—	$229,655

Revenue excluding Constant Contact	$188,523	$195,275	$548,272	$589,364

Total subscribers excluding Constant Contact	4,482	4,893	4,482	4,893
Average subscribers excluding Constant Contact	4,438	4,911	4,275	4,821
ARPS excluding Constant Contact	$14.16	$13.25	$14.25	$13.58

GAAP to Non-GAAP Reconciliation of Fiscal Year 2016 Guidance (as of November 1, 2016)—Adjusted EBITDA

The following tables reflect the reconciliation of fiscal year 2016 estimated net loss calculated in accordance with GAAP to updated fiscal year 2016 guidance for adjusted EBITDA. All figures shown are approximate.

Closing date basis* ($ in millions):	Twelve Months Ending December 31, 2016
Estimated net loss	$(80)
Estimated interest expense (net)	153
Estimated income tax expense (benefit)	(129)
Estimated depreciation	63
Estimated amortization of acquired intangible assets	142
Estimated stock-based compensation	62
Estimated restructuring expenses	24
Estimated transaction expenses and charges	32
Estimated (gain) loss of unconsolidated entities	(5)
Estimated impairment of other long-lived assets	8
Adjusted EBITDA guidance– closing date basis		$270

Pro forma basis** ($ in millions):	Twelve Months Ending December 31, 2016
Estimated net loss	$(66)
Estimated interest expense (net)	163
Estimated income tax expense (benefit)	(128)
Estimated depreciation	65
Estimated amortization of acquired intangible assets	149
Estimated stock-based compensation	64
Estimated restructuring expenses	24
Estimated transaction expenses and charges	1
Estimated (gain) loss of unconsolidated entities	(5)
Estimated impairment of other long-lived assets	8
Adjusted EBITDA guidance – pro forma basis		$275

GAAP to Non-GAAP Reconciliation of Fiscal Year 2016 Guidance (as of November 1, 2016)—Free Cash Flow

The following table reflects the reconciliation of fiscal year 2016 estimated cash flow from operations calculated in accordance with GAAP to updated fiscal year 2016 guidance for free cash flow. All figures shown are approximate.

Closing date basis* ($ in millions):	Twelve Months Ending December 31, 2016
Estimated cash flow from operations	$158
Estimated capital expenditures and capital lease obligations	(58)
Free cash flow guidance – closing date basis		$100

* Reflects inclusion of Constant Contact results starting on February 10, 2016, the day after the close of the acquisition.

** Represents guidance for 2016 as if the acquisition of Constant Contact had occurred on January 1, 2016.